                                                                  EXHIBIT (12)-3

                        CONSTELLATION ENERGY CORPORATION

          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO COMBINED FIXED
           CHARGES AND PREFERRED AND PREFERENCE DIVIDEND REQUIREMENTS


                               9 MONTHS                                   12 MONTHS ENDED
                                ENDED     --------------------------------------------------------------------------------
                              SEPTEMBER    SEPTEMBER      DECEMBER      DECEMBER      DECEMBER      DECEMBER     DECEMBER
                                 1995         1995          1994          1993          1992          1991         1990
                              ----------  ------------  ------------  ------------  ------------  ------------  ----------
                                                                 (THOUSANDS OF DOLLARS)
Net Income..................  $  370,215  $    432,117  $    550,779  $    551,445  $    465,107  $    443,845  $  345,680
Taxes on Income.............     186,844       206,285       250,655       202,978       185,475       168,778      86,178
                              ----------  ------------  ------------  ------------  ------------  ------------  ----------
Adjusted Net Income.........  $  557,059  $    638,402  $    801,434  $    754,423  $    650,582  $    612,623  $  431,858
                              ----------  ------------  ------------  ------------  ------------  ------------  ----------

Fixed Charges:
  Interest and Amortization
   of Debt Discount and
   Expense and Premium on
   all Indebtedness.........  $  334,355  $    443,675  $    428,199  $    418,668  $    425,101  $    432,397  $  394,125
  Capitalized Interest......      11,059        14,348        12,948        18,226        16,000        27,495      25,748
  Interest Factor in
   Rentals..................      21,823        26,167        11,948        11,401         8,632         7,881       6,399
                              ----------  ------------  ------------  ------------  ------------  ------------  ----------
  Total Fixed Charges.......  $  367,237  $    484,190  $    453,095  $    448,295  $    449,733  $    467,773  $  426,272
                              ----------  ------------  ------------  ------------  ------------  ------------  ----------

Preferred and Preference
  Dividend Requirements:
  Preferred and Preference
   Dividends................  $   42,810  $     56,875  $     56,359  $     58,094  $     56,639  $     55,044  $   50,859
  Income Tax Required.......      21,632        26,589        25,813        22,989        22,486        20,589       9,087
                              ----------  ------------  ------------  ------------  ------------  ------------  ----------
  Total Preferred and
   Preference Dividend
   Requirements.............  $   64,442  $     83,464  $     82,172  $     81,083  $     79,125  $     75,633  $   59,946
                              ----------  ------------  ------------  ------------  ------------  ------------  ----------

Total Fixed Charges and
 Preferred and Preference
 Dividend Requirements......  $  431,679  $    567,654  $    535,267  $    529,378  $    528,858  $    543,406  $  486,218
                              ----------  ------------  ------------  ------------  ------------  ------------  ----------
                              ----------  ------------  ------------  ------------  ------------  ------------  ----------
Earnings (1)................  $  913,237  $  1,108,244  $  1,241,581  $  1,184,492  $  1,084,315  $  1,052,901  $  832,382
                              ----------  ------------  ------------  ------------  ------------  ------------  ----------
                              ----------  ------------  ------------  ------------  ------------  ------------  ----------

Ratio of Earnings to Fixed
 Charges....................        2.49          2.29          2.74          2.64          2.41          2.25        1.95
Ratio of Earnings to
 Combined
 Fixed Charges and Preferred
 and Preference Dividend
 Requirements...............        2.12          1.95          2.32          2.24          2.05          1.94        1.71


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(1) Earnings  consist of adjusted  net income and  total fixed charges excluding capitalized interest.